EXHIBIT 99.1

BM Technologies, Inc.

BM Technologies Reports Record Q1 2021 Results
Q1 2021 EBITDA of $8.7M, a 10X Increase YOY
Ending Serviced Deposits Exceed $1.5 billion, a 155% Increase YOY

Radnor, PA., May 17, 2021 — BM Technologies Inc. (NYSE American: BMTX) (“BM Technologies,” “BMTX,” “we,” or the “Company”) one of the largest digital banking platforms in the country, today reported record results for first quarter 2021.

FINANCIAL HIGHLIGHTS
•Q1 2021 GAAP revenues of $24.4 million, a 55% increase compared to Q1 2020. Q1 2021 core1 revenues were $24.1 million, a 54% increase compared to Q1 2020.
•GAAP net income of $18.9 million, compared to a loss of $4.5 million in Q1 2020. Q1 2021 includes a $15.0 million gain on the fair value of private warrant liability; diluted earnings per share equaled $0.25, compared to $(0.74) per share in Q1 2020.
•EBITDA of $8.7 million; EBITDA margin expanded to 36% in Q1 2021 compared to (6)% in Q1 2020.
•Continued positive operating leverage, as Q1 2021 core revenue increased $8.5 million even as Core Operating Expenses excluding depreciation and amortization decreased $1.2 million.
•Positive operating cash flow. Cash provided by operating activities was $9.5 million in Q1 2021.
•Strong liquidity. BMTX had $17.4 million of cash at March 31, 2021 and a $10.0 million credit line with $5.4 million drawn.

BUSINESS HIGHLIGHTS
•Average serviced deposits of $1.32 billion in Q1 2021, a 112% increase compared to March 31, 2020 and a 42% increase compared to December 31, 2020. New business serviced deposits increased 665% compared to Q1 2020. Serviced deposits ended March at $1.55 billion.
•Debit card spend was $881 million in Q1 2021, a 31% increase compared to Q1 2020. New business debit spend increased 137% compared to Q1 2020.
•Q1 2020 Higher Ed Organic Deposits (deposits that are not part of a school disbursement) increased 58% year over year to $651 million, a strong indicator of primary banking behavior.
•Continued tailwinds from federal stimulus – In Q1 2021 stimulus funds into our accounts exceeded $187 million, nearly double our highest quarter in 2020.
•In February, BMTX logged it's one millionth SSE (Signed School Enrollment) since acquiring the student disbursement business in 2016, providing access to 1M more students to potentially convert into bank account customers.
•Our high volume, low-cost customer acquisition strategy continues to yield a customer acquisition cost (CAC) below $10 per active account.2
•Un-annualized revenue per 90 day active account increased 42% YOY to $42 in Q1 2021.

1 Core metrics are non-GAAP measures which exclude the effects of items we do not consider indicative of our core operating performance. A reconciliation is included on page 7 of this release.
2 CAC is calculated based on TTM total Marketing and Client Operations expense, net of subscription fees paid to BMTX for higher education clients, divided by TTM newly active accounts.

Luvleen Sidhu, BMTX’s Chair, Chief Executive Officer, and Founder commented, "We are happy to report record results in the first quarter of 2021. The significant growth in our serviced deposits and spend were reflected in our significant increase in revenues, which, coupled with expense control, resulted in first quarter EBITDA that was almost triple all of 2020. We remain excited about our outlook both strategically and financially.”

On January 4, 2021, BankMobile Technologies, Inc. became an independent company after the completion of a merger transaction and the new consolidated company was rebranded BM Technologies, Inc. Previously, BankMobile Technologies was a wholly owned subsidiary of Customers Bank, which is a wholly owned subsidiary of Customers Bancorp. Periods prior to 2021 presented for comparative purposes represent the balances and activity of BankMobile Technologies, Inc. (other than shares which were retroactively restated in connection with the merger).

On April 12, 2021, the SEC issued a statement on the accounting of warrants issued by special purpose acquisition companies entitled "Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies ("SPACs") to highlight potential accounting implications of certain terms that may be common in warrants included in SPAC transactions. The company has considered this statement and other appropriate guidance, and made the determination that its private warrants should be accounted for as a liability and carried on the balance sheet at fair value, with changes in fair value running through the income statement. At March 31, 2021 that value was $15.8 million, a reduction of $15.0 million from its merger transaction, and the $15.0 million is reflected in the company's Q1 earnings. This item is non-cash, and management excludes it from core metrics including expense and EBITDA, given its view that this does not reflect the fundamentals of its business.

Business Update
BMTX operates in 3 verticals: higher education and student banking, white label banking and workplace banking.
Higher Education
During Q1 2021 we retained more than 99% of our higher education institutions and disbursed $4.2 billion in refunds to students (up 10% year over year), including $592 million into BankMobile Vibe Accounts held at our partner bank. In addition, organic deposits (deposits that are not part of a school disbursement) increased 58% compared to Q1 2020 to $651 million, indicating strong primary banking behavior. The average balance per active account increased 30% YoY to over $1,600 and the spend per active account increased 37% YoY to over $2,000. Additionally, approximately 11% of active accounts had a monthly deposit of $300 or more in March 2021. We also saw an increase in savings accounts of approximately 31% YOY. Savings account customers are more engaged and loyal customers.

We continue to be excited about the expansion of our overall product offerings in the colleges and universities vertical; in the first quarter we introduced a new vendor payments product and signed a contract with a higher education services to significantly expand our reach to new colleges and universities. We are also working towards the launch of a co-branded BankMobile Google Plex account, which we expect will result in more students choosing a BankMobile account to receive their refund.

"New Business" (White Label and Workplace Banking)

We continue to experience significant growth in our "new" business, with Q1 2021 year-over-year growth of 665% in average serviced deposits and 137% growth in debit card spend. We also want to highlight the significant primary account usage patterns of our most active white label account holders. In Q1 2021, highly active users with both direct deposit and a minimum of 5 customer driven transactions per month are spending in excess of $19,500 annually on their debit cards and have average deposit balances of $1,200 which compares to $14,700 in annualized spend and $570 in average deposit balances in the year ago period. This very attractive cohort makes up approximately 14% of accounts.

We continue to actively work a pipeline of prospective new white label customers whereby we enable them to offer a suite of financial services products through our proprietary technology stack. In late 2020, we launched our workplace banking business.

We see considerable opportunity to partner with employers to provide financial services benefits, including competitive checking accounts, savings accounts, and lending products to their employees. There are over 20 million US employees that work at Fortune 1000 companies, which we consider our primary target. In late 2020, we announced partnerships with Prudential Financial, Inc. to provide financial wellness services as part of the Workplace Banking offering, and BenefitHub a leading marketplace for employee benefits.

FINANCIAL HIGHLIGHTS

Q1 2021 GAAP revenues totaled $24.4 million, a 55% increase compared to Q1 2020. Q1 2021 core revenues increased 58% to $24.1 million compared to Q1 2020. Core revenues are a non-GAAP measure which management believes provide investors an enhanced understanding of our business excluding the effects of items we do not consider indicative of our core operating performance; a reconciliation appears later in this release.

(dollars in thousands)	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	YOY $ Change	YOY % Change
Interchange & card revenue	$8,351	$6,232	$7,377	$6,069	$6,607	$1,744	26%
Deposit servicing fees	9,372	6,862	5,814	5,024	4,765	4,607	97%
Account fees	2,686	2,791	2,789	2,819	2,909	(223)	(8)%
University fees	1,324	1,292	1,348	1,395	1,285	39	3%
Other	2,650	154	1,010	124	192	2,458	NM
Total GAAP revenues	$24,383	$17,331	$18,338	$15,431	15,758	$8,625	55%
Servicing fee Adjustment[3]	(283)	(80)	(96)	120	(123)	(160)	NM
Core revenues[4]	$24,100	$17,251	$18,242	$15,551	$15,635	$8,465	54%
Core EBITDA	$8,727	$1,438	$3,588	$(643)	$(903)	$9,630	NM
Core EBITDA Margin	36%	8%	20%	(4)%	(6)%
NM refers to changes greater than 150%.

3 Core revenue and expense are adjusted to remove fraud losses from expense and the reimbursement by BMTX's bank partner from revenues. Core Revenues are a Non-GAAP measure; a reconciliation appears on page 7 of this release.
4 Core metrics are Non-GAAP measures which adjust revenues to exclude certain items; a reconciliation appears on page 7 of this release.

Income Statement Trends
Core EBITDA5 totaled $8.7 million in Q1 2021 compared to $(0.9) million in Q1 2020:

						YOY Change
(dollars in thousands)	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020	$	%
Interchange and card revenue	$8,351	$6,232	$7,377	$6,069	$6,607	$1,744	26%
Deposit servicing fees	9,089	6,782	5,718	5,144	4,642	4,447	96%
Account fees	2,686	2,791	2,789	2,819	2,909	(223)	(8)%
University fees	1,324	1,292	1,348	1,395	1,285	39	3%
Other	2,650	154	1,010	124	192	2,458	NM
Core Revenues	$24,100	$17,251	$18,242	$15,551	$15,635	$8,465	54%

Core OpEx (Ex. Dep & Amor)	15,373	15,813	14,654	16,194	16,538	(1,165)	(7)%
Core EBITDA	$8,727	$1,438	$3,588	$(643)	$(903)	$9,630	NM
Less: Interest Expense	54	249	353	399	$394	$(340)	(86)%
Less: Merger expenses	—	—	377	25	—	—	—%
Less: Dep & Amor	2,960	3,042	2,601	3,045	3,180	(220)	(7)%
Core Pre-Tax Income	$5,713	$(1,853)	$634	$(4,087)	$(4,477)	$10,190	NM
NM refers to changes greater than 150%

Interchange and card revenue increased 26% to $8.4 million in Q1 2021 driven by a 31% increase in debit spend. Core deposit servicing fees increased 96% to $9.0 million, driven by a 112% increase in average serviced deposits. Account fees declined $0.2 million,or 8%. Other revenues increased $2.5 million, primarily due to additional development revenues from a white label partner, which vary from quarter-to-quarter based on project status, costs, contract status, and milestones.

Q1 2021 GAAP expenses, including depreciation and amortization, totaled $18.6 million, a 6% reduction from Q1 2020. Core operating expenses, excluding depreciation and amortization, decreased 7% to $15.4 million, driven largely by contractor conversions to lower cost full time employees and a headcount reduction in October 2020. Depreciation and amortization totaled $3.0 million in Q1 2021, a 7% decrease from Q1 2020. Interest expense declined to $54 thousand in Q1 2021 compared to $0.4 million in Q1 2020 given the reduction in debt outstanding.

An updated version of BMTX’s investor presentation is available on the Company’s Investor Relations website at ir.bmtxinc.com.

2021 OUTLOOK

“2021 is off to a strong start, as we embark on our journey as a newly independent publicly traded company. Our results reflect strong growth in deposits and spend. We are excitedly working towards expanding our existing partnerships, adding new white label partners, launching a co-branded BankMobile Google Plex account in partnership with Google, and opportunities to expand our product offerings. We are on track to reach our 2021 EBITDA target of $20 million to $22 million,” concluded Sidhu.

5 Core metrics are Non-GAAP measures which adjust revenues to exclude certain items; a reconciliation appears on page 7 of this release

EARNINGS WEBCAST

The company will host a live webcast to discuss its first quarter results at 9AM on Tuesday, May 18, 2021. The webcast can be accessed via its investor relations site (https://ir.bmtxinc.com/) by clicking on "Events & Presentations", then "Events Calendar," and following the link under "Upcoming Events;" or directly at
https://event.on24.com/wcc/r/3172438/68A5F9699AEA2ABA399A0FDE995E5368

Contact Information
Investors:
Bob Ramsey
Chief Financial Officer, BM Technologies, Inc. (BMTX)
571-236-8851
rramsey@bmtx.com

Media Inquiries:
Kati Waldenburg
Vice President, Rubenstein Public Relations, Inc.
212-805-3014
kwaldenburg@rubensteinpr.com

ABOUT BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX, BMTX.W) is among the largest digital banking platforms in the U.S., providing access to checking and savings accounts, personal loans, credit cards, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission of being “customer-obsessed” and creating “customers for life.” The BMTX digital banking platform employs a multi-partner distribution model, known as “Banking-as-a-Service” (BaaS), that enables the acquisition of customers at higher volumes and substantially lower expense than traditional banks, while providing significant benefits to its customers, partners, and business. BMTX currently serves over two million account-holders and provides disbursement services at approximately 725 college and university campuses (covering one out of every three students in the U.S.). BM Technologies, Inc. is a technology company and is not a bank, which means it provides banking services through its partner banks. More information can also be found at https://ir.bmtxinc.com/
FORWARD LOOKING STATEMENTS

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including white-label partners, and other factors described in the section entitled “Risk Factors” and in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(amounts in thousands, except earnings per share)

	For the Three Months Ended March 31,
	2021	2020
Operating revenues:
Interchange and card revenue	$8,351	$6,607
Servicing fees from Customers Bank	9,372	4,765
Account fees	2,686	2,909
University fees	1,324	1,285
Other	2,650	192
Total revenues	$24,383	$15,758
Operating expenses:
Technology, communication, and processing	8,652	6,078
Salaries and employee benefits	5,423	7,465
Professional services	1,737	3,958
Provision for operating losses	1,329	883
Occupancy	352	419
Customer related supplies	475	51
Advertising and promotion	191	217
Merger and acquisition related expenses	—	50
Other	457	770
Total expenses	18,616	19,891
Income (loss) from operations	5,767	(4,133)
Non-operating expenses:
Gain on fair value of private warrant liability	15,003	—
Interest expense	54	394
Income (loss) before income tax expense	20,716	(4,527)
Income tax expense	1,827	7
Net income (loss)	$18,889	$(4,534)

Basic shares outstanding	11,900	6,123
Diluted shares outstanding	15,512	6,123

Basic earnings (loss) per common share	1.59	(0.74)
Diluted earnings (loss) per common share	0.25	(0.74)

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. Core revenues, expenses, and EBITDA exclude the effects of items we do not consider indicative of our core operating performance, including fair value mark to market income or expense associated with certain warrants. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company's ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Revenues to Core Revenues (in thousands):

	Three Months Ended March 31,
	2021	2020
GAAP revenues	$24,383	$15,758
Deposit servicing fee adjustment[6]	(283)	(123)
Core Revenues	$24,100	$15,635

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands):

	Three Months Ended March 31,
	2021	2020
GAAP total expenses	$18,616	$19,891
Deposit servicing fee adjustment [6]	(283)	(123)
Merger expenses	—	(50)
Core Operating Expenses (before depreciation)	18,333	19,718
Depreciation and amortization	2,960	3,180
Core Expenses	$15,373	$16,538

Reconciliation - GAAP Net Income to Core EBITDA (in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP net income (loss)	$18,889	$(4,534)
Gain on fair value of private warrant liability	(15,003)	—
Merger expenses	—	50
Interest and taxes	1,881	401
Depreciation and amortization	2,960	3,180
Core EBITDA	$8,727	$(903)
6 Core revenue and expense are adjusted to remove fraud losses from expense and the reimbursement by BMTX's bank partner from revenues. Core revenue and expense are adjusted to remove fraud losses from expense and the reimbursement by BMTX's bank partner from revenues.

Key Performance Metrics

						YoY Change
	1Q20	2Q20	3Q20	4Q20	1Q21	$	%
Debit card POS spend ($ millions)
Debit card POS spend - higher education	$614	$606	$633	$567	$735	$122	20%
Debit card POS spend - new business	61	88	108	115	145	84	137%
Debit card POS spend - total	$675	$693	$741	$682	$881	$206	31%

Serviced deposits ($ millions)
Ending service deposits - higher education	$503	$500	$645	$405	$665	$162	32%
Ending service deposits - new business	107	163	299	555	892	785	734%
Ending service deposits - total	$610	$663	$944	$960	$1,557	$948	155%
Average service deposits - higher education	528	552	541	511	600	71	14%
Average service deposits - new business	94	138	217	418	718	624	665%
Average service deposits - total	$622	$690	$758	$928	$1,317	$695	112%

Higher Education Metrics
Higher Ed retention	99.9%	99.8%	99.7%	99.4%	99.5%	(0.4)%
FAR(1) disbursement amount ($ billions)	$3.9	$2.6	$3.3	$1.9	$4.2	$0.4	10%
Organic deposits (2) - higher education	$413	$527	$501	$438	$651	$238	58%

(1) FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
(2) Organic Deposits are all higher ed deposits excluding any funds disbursed directly from the school.